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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of National-Oilwell, Inc. for the registration of up to 3,200,000 shares its common stock and to the incorporation by reference therein of our report dated February 8, 2002, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP
                                              ------------------------
                                                   Ernst & Young LLP

Houston, Texas
January 21, 2002